UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2012

Gartner, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14443	04-3099750
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 10212

56 Top Gallant Road

Stamford, CT 06902-7700

(Address of principal executive offices, including zip code)

(203) 316-1111

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On May 31, 2012, Gartner Australasia Pty Ltd (“GAPL”), the Australian subsidiary of Gartner, Inc., a Delaware corporation (NYSE:IT), announced that its off market takeover bid to acquire 100% of the outstanding shares of Ideas International Limited, a publicly - held Australian corporation (ASX: IDE) (the “Company”), for AUD 1.40 per share in cash, or aggregate consideration of approximately AUD 20 million (the “Offer”), has been accepted by the holders of over 90% of the Company’s outstanding shares; that all other conditions to the Offer have been satisfied; and that GAPL’s obligation to purchase the shares is now unconditional. GAPL expects to complete the transaction in the next several weeks.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GARTNER, INC.

By:	/s/ Christopher J. Lafond
Christopher J. Lafond Executive Vice President & Chief Financial Officer

Date: May 31, 2012